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                                  EXHIBIT 10.4

                          EMPLOYMENT AGREEMENT BETWEEN
                         GIL LOZANO AND THE REGISTRANT
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                            EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (the "AGREEMENT"), is made and entered into this 27th day of October, 1998, by and between GIL LOZANO, whose mailing address is 2907 Greenrun San Antonio, Texas 78231 (hereinafter "EMPLOYEE"), and ONE COMMERCE CORPORATION, a Texas corporation having its principal office at 555 IH 35 SOUTH, SUITE 306, NEW BRAUNFELS, TEXAS 78130 (hereinafter "Employer").

                               W I T N E S S E T H:

         This Agreement is made and entered into under the following circumstances:

         (1) Whereas the Employer is engaged in the business of DESIGNING, DEVELOPING, MAINTAINING, AND MARKETING ELECTRONIC COMMERCE INTERNET SITES CONTENT; and

         (2) Whereas the Employer desires, on the terms and conditions stated herein, to employ the Employee as VICE PRESIDENT OF CORPORATE DEVELOPMENT, a position with the rights, duties and responsibilities as described in this Agreement; and

         (3) Whereas the Employee desires, on the terms and conditions stated herein, to be employed by the Employer.

         NOW, THEREFORE, in consideration of the foregoing recitals, and of the promises, covenants, terms and conditions contained herein, the parties hereto agree as follows:

         1. EMPLOYMENT AND TERM. Subject to earlier termination as provided for in Section 8 hereof, the Employer hereby employs Employee, and Employee hereby accepts employment with the Employer commencing NOVEMBER 1, 1998 (hereinafter the "EFFECTIVE DATE") and continuing for a period of ONE YEAR (hereinafter the "TERM OF EMPLOYMENT"). Upon the expiration of the initial term, the Term of Employment shall automatically be renewed for successive one (1) year periods commencing upon the first anniversary of the Effective Date, unless either party gives written notice of intent not to renew not less than sixty (60), nor more than ninety (90), days prior to the end of any term.

         2. DUTIES AND QUALIFICATIONS. Employee shall serve as VICE PRESIDENT OF CORPORATE DEVELOPMENT of the Employer's, at the Employer's office located at 555 IH 35 South Suite 306 New Braunfels, Texas 78130 or such other locations as requested by Employer, in accordance with any applicable state and federal laws and regulations.

         During the Term of Employment, Employee will be employed as an employee of Employer on a full-time basis and will perform all services, acts or things necessary or advisable to DESIGN AND DEVELOP ELECTRONIC COMMERCE INTERNET SITES AND EXPAND THE BUSINESS OF EMPLOYER. Furthermore, the Employee will have such other duties as are reasonably assigned to Employee from time to time by the Board of Directors of Employer ("Board of Directors") and/or the CEO or President. Such duties shall include, without limitation:

                  a.       Developing Clients, Vendors, and Contractors
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                  b.       Opening new offices

                  c.       Expanding the client base

                  d.       Directing programming efforts

                  e. Providing strategic advise and implementation for corporate expansion

                  f.       Assist with the management of sales and
                           administration

                  g. Organize and provide forecasts and budgets relating to the above tasks

         3. STATUS OF EMPLOYEE. The parties expressly acknowledge that Employee, in the performance of services hereunder, is an employee of Employer. Accordingly, Employer shall deduct from all compensation paid to Employee pursuant to this Agreement any sums required by law or any other requirement of any governmental body.

         4. SALARY. Employee shall be entitled to a monthly minimum base salary $8,000.00, payable semi-monthly at $4,000.00 per pay period. Any deferred pay will be considered earned and payable to the employee upon demand.

                  a. Bonus - Employee will be entitled to participate in any bonus plans offered by employer without restriction.

                  b. Stock Options - Employee will be entitled to participate in any stock option plans offered by employer without restriction.

         5. VACATION/PERSONAL TIME. Employee shall be entitled to paid leave FOR VACATION, ILLNESS AND DISABILITY PURPOSES AS PROVIDED FOR IN THE CURRENT EMPLOYEE POLICY MANUAL. The Board of Directors may authorize, any additional paid absences for any reason. Employer and Employee shall mutually agree on the scheduling of Employee's vacation, holiday and leave time.

         6. TERMINATION. Notwithstanding any other provisions of this Agreement, the Term of Employment shall terminate upon:

                  a. the cessation of all of Employer's DESIGNING, DEVELOPING, MAINTAINING, AND MARKETING ELECTRONIC COMMERCE INTERNET SITES CONTENT; provided that the Agreement shall not terminate prior to ninety (90) days' written notice to Employee of the discontinuance of business operations; or

                  b.       the death of Employee; or,

                  c. upon Employee's "disability" (For purposes of this Agreement, the term "disability" shall mean the inability of Employee, arising out of any medically determinable physical or mental impairment, to perform the services required of him hereunder for a period of sixty (60) consecutive days during which sixty (60) day period Employee's compensation hereunder shall continue); or,

                  d. at Employer's option, with 60 days severance pay upon the existence of "cause." For purposes of this Agreement, the term "cause" shall be defined as:

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                           (1) failure of Employee to perform the duties
                           required of him in this Agreement in a manner satisfactory to Employer, in Employer's sole discretion; provided, however, that the Term of Employment shall not be terminated pursuant to this subparagraph unless Employer first gives Employee a written notice ("Notice of Deficiency"). The Notice of Deficiency shall specify the deficiencies in Employee's Performance of his duties. Employee shall have a period of sixty (60) days, commencing on receipt of the Notice of Deficiency, in which to cure the deficiencies contained in the Notice of Deficiency. In the event Employee does not cure the deficiencies to the satisfaction of Employer, in its sole discretion, within such sixty (60) day period, the Employer shall have the right to immediately terminate the Term of Employment and this Agreement. The provisions of this subparagraph (1) may be invoked by Employer any number of times and cure of deficiencies contained in any Notice of Deficiency shall not be construed as a waiver of this subparagraph (1) nor prevent the Employer from issuing any subsequent Notices of Deficiency;

                           (2) any dishonesty by Employee in his dealings with the Employer, the commission of fraud by Employee, or negligence in the performance of the duties of Employee;

                           (3) the arrest or conviction (or plea of guilty or nolo contendere) of Employee of any felony or other crime involving dishonesty or moral turpitude;

                           (4) any violation of any covenant or restriction contained in Section 11 or Section 12 hereof;

                           (5) unlawful use of narcotics or other controlled substances, or use of alcohol or other drugs in a manner the Employer reasonably determines to be adverse to the best interests of the Employer;

         For all purposes of this Agreement, termination for "cause" shall be deemed to have occurred in the event of Employee's resignation when, because of existing facts and circumstances, subsequent termination for "cause" can reasonably be foreseen.

         Except as otherwise provided in Section 6(c), in the event of termination of this Agreement pursuant to this Section 6, Employee or Employee's estate, as appropriate, shall be entitled to receive (in addition to any fringe benefits payable upon death in the case of Employee's death) the salary provided for in Section 4 hereof (prorated on a daily basis) and any Bonus provided for in Section 5 hereof (determined as provided in Section 5), up to and including the effective date of termination.

         7. EFFECTS OF TERMINATION. In the event of termination of this Agreement, except for insolvency of the employer, neither party shall have any further obligations hereunder except for (i) obligations accruing prior to the date of termination and (ii) obligations, promises or covenants contained herein which are expressly made to extend beyond the term of this Agreement, including, without limitation, confidentiality of information, indemnities and Employee's covenants not to compete and to pay damages (which covenants and agreements shall survive the termination or expiration of this Agreement). If the Employee's employment terminates prior to the end of the initial term or any renewal term of this Agreement, any compensation owed to Employee shall continue to be calculated based on the formula for compensation under this Agreement for 60 days. The termination of this Agreement, for whatever reason, shall not extinguish those

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                  obligations of Employee specified in the Restrictive
                  Covenants (hereinafter defined), nor shall the same extinguish the right of either party to bring an action, either in law or in equity, for breach of this Agreement by the other party.

         8. TRANSITION FOLLOWING NOTICE OF TERMINATION. Following any notice of termination of employment hereunder, whether given by Employer or Employee, Employee will fully cooperate with Employer in all matters relating to the winding up of Employee's pending work on behalf of Employer and the orderly transfer of such work to the other employees of Employer. On or after the giving of notice of termination hereunder and during any notice period, Employer will be entitled to such full-time or part-time services of Employee as Employer may reasonably require.

         9. NON-COMPETITION. Except for insolvency of the employer or failure to pay as stated in paragraph #4. During the Term of Employment and for a continuous period of 2 years thereafter commencing upon expiration or termination of the Term of Employment, except for termination resulting from the Employer's cessation of business operations, Employee shall not without the written consent of Employer, individually or jointly with others, directly or indirectly, whether for his own account or for that of any other person or entity, own or hold any ownership or voting interest in any person or entity engaged in DESIGNING, DEVELOPING, MAINTAINING, AND MARKETING ELECTRONIC COMMERCE INTERNET SITES CONTENT, or in a business which competes in such a manner with the business of Employer or Employer's Facility, and Employee shall not act in any role, nor provide any assistance, performance or cooperation to any competitor.

         10. NON-DISCLOSURE: NON-SOLICITATION. Except in the performance of his duties hereunder, at no time during the Term of Employment or at any time thereafter shall Employee, individually or jointly with others, for the benefit of Employee or any third party, publish, disclose, use or authorize anyone else to publish, disclose or use, any secret or confidential material or information relating to any aspect of the business or operations of the Employer or any information regarding the business methods, business policies, procedures, techniques, or trade secrets, or other knowledge or processes of or developed by Employer (and/or any other Employee or agent of Employer), any affiliate of the Employer, any entity in which the Employer has an interest, including, without limitation,

                  - business records and plans
                  - financial statements
                  - customer lists and records
                  - trade secrets
                  - technical information
                  - products
                  - inventions
                  - product design information
                  - pricing structure
                  - discounts
                  - costs
                  - computer programs and listings
                  - source code and/or object code
                  - copyrights and other intellectual property
                  - and other proprietary information.
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         11.      Except for disclose affiliation with tasteofspain.com.
                  Moreover, during the Term of Employment, Employee shall not act as employee, Employer, Independent Contractor, Partnership, Limited Partnership, General Partnership, Shareholder, Director or Sole Proprietor, any competitive or similar business as that of Employer or otherwise contract with individuals formerly associated with Employer or any of its affiliates nor employ, induce or attempt to influence any current employees of Employer.

         12.      REASONABLENESS OF RESTRICTIONS REFORMATION;
                  ENFORCEMENT. The parties hereto recognize and acknowledge that the geographical and time limitations contained in Sections 11 and 12 hereof (hereinafter the "RESTRICTIVE COVENANTS") are reasonable and properly required for the adequate protection of the Employer's interest. Employee acknowledges that the Employer will provide to Employee confidential information concerning the Employer's business methods and operating practices in reliance on the covenants contained in the Restrictive Covenants. It is agreed by the parties hereto that if any portion of the restrictions contained in the Restrictive Covenants are held to be unreasonable, arbitrary or against public policy, then the restrictions shall be considered divisible, both as to the time and to the geographical area, with each month of the specified period being deemed a separate period of time and each radius mile of the restricted territory being deemed a separate geographical area, so that the lesser period of time or geographical area shall remain effective so long as the same is not unreasonable, arbitrary or against public policy. The parties hereto agree that in the event any court of competent jurisdiction determines the specified period or the specified geographical area of the restricted territory to be unreasonable, arbitrary or against public policy, a lesser time period or geographical area which is determined to be reasonable, nonarbitrary and not against public policy may be enforced against Employee. If Employee shall violate any of the covenants contained herein and if any court action is instituted by the Employer to prevent or enjoin such violation, then the period of time during which the Employee's business activities shall be restricted, as provided in this Agreement, shall be lengthened by a period of time equal to the period between the date of the Employee's breach of the terms or covenants contained in this Agreement and the date on which the decree of the court disposing of the issues upon the merits shall become final and not subject to further appeal.

         13. NO REMEDY AT LAW. Employee agrees that the remedy at law for any breach by him of the Restrictive Covenants will be inadequate and would be difficult to ascertain and therefore, in the event of the branch or threatened breach of any such covenants, the Employer, in addition to any and all other remedies, shall have the right to enjoin Employee from any threatened or actual activities in violation thereof; and Employee hereby consents and agrees that temporary and permanent injunctive relief may be granted in any proceedings which might be brought to enforce any such covenants without the necessity of proof of actual damages.

         14. SPECIFIC PERFORMANCE. With respect to the covenants and agreements of Employee set forth in the Restrictive Covenants, the parties agree that a violation of such covenants and agreements will cause irreparable injury to Employer for which Employer will not have an adequate remedy at law, and, that Employer shall be entitled, in addition to any other rights and remedies it may have, at law or in equity, to obtain an injunction to restrain Employee from violating, or continuing to violate, such covenants and agreements. In the event Employer does apply for such an injunction, Employee shall not raise as a defense thereto that the Employer has an adequate remedy at law.

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         15.      REPRESENTATIONS OF EMPLOYEE. Employee hereby makes the
                  following representations to Employer, each of which is material and is being relied on by Employer and shall be true as of the date hereof and throughout the Term of Employment:

                  a. FACTUAL INFORMATION. Any and all factual information furnished by Employee to Employer is true and accurate in every material respect as of the date on which such information was furnished.

                  b. AUTHORITY. Employee has full power and authority to enter into this Agreement and perform all obligation hereunder. The execution and performance of this Agreement by Employee will not constitute a breach or violation of any covenant, agreement or contract to which Employee is a party or by which Employee is bound.

         16. ASSIGNABILITY. This Agreement and the rights and duties created hereunder shall not be assignable or delegable by Employee. Employer may, at Employer's option and without consent of Employee, assign its rights and duties hereunder to any successor entity or transferee of Employer's assets.

         17. NOTICES. All notices or other communications provided for herein to be given or sent to a party by the other party shall be deemed validly given or sent if in writing and mailed, postage prepaid, by registered or certified United States mail or hand delivered or sent by facsimile, addressed to the parties at their addresses hereinabove set forth. Any party may give notice to the other parties at any time, by the method specified above, of a change in the address at which, or the person to whom, notice is to be addressed.

         18. SEVERABILITY. Each section, subsection and lesser section of this Agreement constitutes a separate and distinct undertaking, covenant or provision hereof. In the event that any provision of this Agreement shall be determined to be invalid or unenforceable, such provision shall be deemed limited by construction in scope and effect to the minimum extent necessary to render the same valid and enforceable, and, in the event such a limiting construction is impossible such invalid or unenforceable provision shall be deemed severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect.

         19. WAIVER. The failure of a party to enforce any term, provision or condition of this Agreement at any time or times shall not be deemed a waiver of that term, provision or condition for the future, nor shall any specific waiver of a term, provision or condition at one time be deemed a waiver of such term, provision or condition for any future time or times.

         20. PARTIES. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their heirs, personal representatives, legal representatives, and proper successors and assigns, as the case may be.

         21. GOVERNING LAW. The validity, interpretation and performance of this Agreement shall be governed by the laws of the State of Texas, without giving effect to the principles of comity or conflicts of laws thereof. Each party hereto agrees to submit to the personal jurisdiction and venue of the state and federal courts having jurisdiction for a resolution of all disputes arising in connection with the interpretation, construction, and

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                  enforcement of this Agreement, and hereby waives the claim or defense therein that such courts constitute an inconvenient forum.

         22. CAPTIONS. The captions of this Agreement have been assigned thereto for convenience only, and shall not be construed to limit, define or modify the substantive terms hereof.

         23. ENTIRE AGREEMENT; COUNTERPARTS. This Agreement constitutes the entire agreement between the parties hereto concerning the subject matter hereof, and supersedes all prior agreements, memoranda, correspondence, conversations and negotiations. This Agreement may be executed in several counterparts that together shall constitute but one and the same Agreement.

         24. COSTS OF ENFORCEMENT. In the event it is necessary for any party to retain the services of an attorney or to initiate legal proceedings to enforce the terms of this Agreement, the prevailing party shall be entitled to recover from the non-prevailing party, in addition to all other remedies, all costs of such enforcement, including reasonable attorneys' fees and costs and including trial and appellate proceedings.

         25. GENDER, ETC. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or; neuter, as the context indicates is appropriate.




         IN WITNESS WHEREOF, the undersigned have hereunto set their hands on the date first written above.



                                       EMPLOYEE:

                                       Gil Lozano


                                       /s/ Gil Lozano
                                       -------------------------------------


                                       EMPLOYER:

                                       One Commerce Corporation, a Texas
                                          corporation


                                       By: /s/ David B. Carolan
                                           ---------------------------------
                                           David B. Carolan, CEO & President


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